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                                                                   Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-74572 of Eastman Kodak Company on Form S-4 of our report dated February 20, 2001, appearing in the Annual Report on Form 10-K of ENCAD, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Diego, California

December 17, 2001